Current Technology Corporation reports the following results at the Annual General Meeting of its shareholders held in Vancouver, British Columbia on September 21, 2009:

Motions	Percentage Approval
Appointment of auditor	99.9%
Elect Robert K. Kramer	99.9%
Elect Peter W. Bell	98.7%
Elect Anthony J. Harrison	99.9%
Elect Douglas Beder	98.7%
Elect George A. Chen	98.7%
Elect Alvin C. Allen	98.2%
Approve incentive stock options	93.9%
Amendment to 2004 stock options and stock bonus plan	93.9%

Over 51% of the outstanding shares were represented at the meeting.

Mr. Alvin C. Allen has declined to serve as a director for personal reasons.

The Board of Directors appointed the following officers:

Name	Office
Robert K. Kramer	Chairman of the Board, President and Chief Executive Officer
George A. Chen	Chief Financial Officer
Edward Ma	Secretary

The Board of Directors appointed the following persons to the Audit Committee:
Peter W. Bell, MBA (Chair), Douglas Beder, Ph.D. and Robert K. Kramer, CA, CPA (Illinois)

The Board of Directors appointed the following persons to the Executive Committee:
Robert K. Kramer (Chair), Anthony Harrison and George Chen